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                                                                  Exhibit 23H3D

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana insurance company (the "Company") is effective as of April 1, 2006.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule 1 of this Agreement shall be deleted and replaced with the attached Schedule 1.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                          Lincoln Variable Insurance Products
                                          Trust
                                          (Trust)

Date: March 21, 2006                      By: /s/ Kelly D. Clevenger
                                              ---------------------------------
                                          President

                                          The Lincoln National Life Insurance
                                          Company
                                          (Company)

Date: March 21, 2006                      By: /s/ Rise C.M. Taylor
                                              ---------------------------------
                                          Vice President

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                                  Schedule 1

                   Lincoln Variable Insurance Products Trust
         Separate Accounts of Lincoln National Life Insurance Company
                            Investing in the Trust
                              As of April 1, 2006

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account D

Lincoln Life Flexible Premium Variable Life Account G

Lincoln Life Flexible Premium Variable Life Account K

Lincoln National Variable Annuity Account L

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Separate Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln Life Variable Annuity Account T

Lincoln Life Variable Annuity Account W

Lincoln Life Flexible Premium Variable Life Account Z

Lincoln National Life Insurance Company Separate Account 33

Lincoln National Variable Annuity Account 53

Lincoln Life Separate Account 4k